EXHIBIT 23.2

                        CONSENT OF WHEELER WASOFF, P.C.


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement of Galaxy Energy Corporation on Amendment No. 1 to Form S-3 (Commission File No. 333-126310) of our report, dated February 24, 2004, appearing in the Annual Report on Form 10K/A of Galaxy Energy Corporation for the year ended November 30, 2004.
..
We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

                           /s/ WHEELER WASOFF, P.C.

                           Wheeler Wasoff, P.C.


Denver, Colorado
August 9, 2005